                                                                                                   EXHIBIT 12.5
                                                                                                         Page 1

                                            PENNSYLVANIA POWER COMPANY

                                       RATIO OF EARNINGS TO FIXED CHARGES
                                                                    Year Ended December 31,
                                             ---------------------------------------------------------------
                                               1996          1997          1998          1999          2000
                                             --------      --------      --------      --------      --------
                                                                  (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items          $ 40,587      $31,472        $39,748       $12,648       $22,847
  Interest before reduction for amounts
    capitalized                                27,889       22,438         21,073        21,317        20,437
  Provision for income taxes                   33,421       26,658         32,504        18,834        26,121
  Interest element of rentals charged to
    income (a)                                  1,868        1,750          1,920         1,887         2,791
                                             --------      -------        -------       -------       -------
    Earnings as defined                      $103,765      $82,318        $95,245       $54,686       $72,196
                                             ========      =======        =======       =======       =======
FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest on long-term debt                 $ 25,715      $20,458        $19,255       $19,268       $18,651
  Interest on nuclear fuel obligations            219          276             28            90           364
  Other interest expense                        1,955        1,704          1,789         1,959         1,422
  Interest element of rentals charged to
    income (a)                                  1,868        1,750          1,920         1,887         2,791
                                             --------      -------        -------       -------       -------
    Fixed charges as defined                 $ 29,757      $24,188        $22,992       $23,204       $23,228
                                             ========      =======        =======       =======       =======

RATIO OF EARNINGS TO FIXED CHARGES (b)           3.49         3.40           4.14          2.36          3.11
                                                 ====         ====           ====          ====          ====

----------------------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $642,000, $483,000 and $273,000 for each of the three years ended December 31, 1998, respectively. The guarantee and related coal supply contract debt expired December 31, 1999.

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
                                                                                                   EXHIBIT 12.5
                                                                                                         Page 2

                                             PENNSYLVANIA POWER COMPANY

                                RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
                                                                 Year Ended December 31,
                                                 -------------------------------------------------------
                                                   1996        1997        1998        1999        2000
                                                 --------    --------    --------    --------    --------
                                                                 (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items              $ 40,587    $31,472      $39,748     $12,648     $22,847
  Interest before reduction for amounts
    capitalized                                    27,889     22,438       21,073      21,317      20,437
  Provision for income taxes                       33,421     26,658       32,504      18,834      26,121
  Interest element of rentals charged
    to income (a)                                   1,868      1,750        1,920       1,887       2,791
                                                 --------    -------      -------     -------     -------
    Earnings as defined                          $103,765    $82,318      $95,245     $54,686     $72,196
                                                 ========    =======      =======     =======     =======

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
  PREFERRED STOCK DIVIDEND REQUIREMENTS
  (PRE-INCOME TAX BASIS):
  Interest on long-term debt                     $ 25,715    $20,458      $19,255     $19,268     $18,651
  Interest on nuclear fuel obligations                219        276           28          90         364
  Other interest expense                            1,955      1,704        1,789       1,959       1,422
  Preferred stock dividend requirements             4,626      4,626        4,626       4,370       3,704
  Adjustment to preferred stock dividends to
    state on a pre-income tax basis                 3,751      3,859        3,726       6,403       4,018
  Interest element of rentals charged to
    income (a)                                      1,868      1,750        1,920       1,887       2,791
                                                 --------    -------      -------     -------     -------
      Fixed charges as defined plus preferred
        stock dividend requirements (pre-income
        tax basis)                               $ 38,134    $32,673      $31,344     $33,977     $30,950
                                                 ========    =======      =======     =======     =======
RATIO OF EARNINGS TO FIXED CHARGES PLUS
  PREFERRED STOCK DIVIDEND REQUIREMENTS
  (PRE-INCOME TAX BASIS) (b)                         2.72       2.52         3.04        1.61        2.33
                                                     ====       ====         ====        ====        ====


------------------------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $642,000, $483,000 and $273,000 for each of the three years ended December 31, 1998, respectively. The guarantee and related coal supply contract debt expired December 31, 1999.

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